EXHIBIT 99.1
Press Release

Clean Harbors Announces Third-Quarter 2023 Financial Results

•Delivers Q3 Revenue of $1.37 Billion on Growth in Environmental Services
•Achieves Q3 Net Income of $91.3 Million, or EPS of $1.68
•Generates Q3 Adjusted EBITDA of $255.0 Million
•Revises 2023 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – November 1, 2023 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2023.
“While underlying business conditions remain favorable, our third-quarter results fell short of expectations primarily due to plant challenges within both our incinerators and re-refineries,” said Mike Battles, Co-Chief Executive Officer. “In the third quarter, we pulled forward an incinerator turnaround planned for October at our Arkansas facility. The resulting backup within our disposal network also impacted our Technical Services business. Within our Safety-Kleen Sustainability Solutions (SKSS) segment, we had lower-than-expected production, which led to lower sales volumes of base oil and higher costs. From a safety perspective, we posted a third-quarter best Total Recordable Incident Rate (TRIR) of 0.62 to remain on track to hit our annual safety goal.”

Third-Quarter Results
Revenues were $1.37 billion compared with $1.36 billion in the same period of 2022. Income from operations was $154.4 million compared with $209.1 million in the third quarter of 2022.

Net income was $91.3 million, or $1.68 per diluted share. This compared with net income of $135.8 million, or $2.50 per diluted share, for the same period in 2022. Adjusted net income in the third quarter of 2022 was $132.4 million, or $2.43 per diluted share. (See reconciliation tables below).

Adjusted EBITDA (see description below) was $255.0 million compared with $308.6 million in the same period of 2022 when SKSS delivered record results on an outsized re-refining spread.

Q3 2023 Segment Review
“Our Environmental Services (ES) segment delivered an 11% increase in Adjusted EBITDA and a 120-basis point margin improvement year-over-year on 6% revenue growth,” said Eric Gerstenberg, Co-Chief Executive Officer. “Within our service businesses, Safety-Kleen Environmental Services revenue grew 14%, while Field Services revenue was up 3%. Industrial Services revenue increased by 5% reflecting contributions from our
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Thompson Industrial acquisition. Within Technical Services, our incineration utilization improved sequentially to 86%, but was below our Q3 expectations. While our average incineration price rose 3%, it was less than anticipated due to limitations on processing our backlog of containerized incineration waste in the quarter. Project volumes were strong in our landfill business, which processed 19% more tonnage than a year ago at a slightly higher average price.”

“Within our SKSS segment, revenue and profitability fell short of expectations as a result of reduced sales volume and increased costs related to plant challenges in the back half of the quarter, which included a delayed start-up at our California plant,” said Battles. “The SKSS team collected 59 million gallons of waste oil in the third quarter at a charge-for-oil (CFO) level that exceeded the second quarter and compares with a pay-for-oil model in the prior year period. Overall base oil pricing began to improve late in the quarter as rising crude pricing and healthy demand drove up the value of base oil in September and into early Q4.”

New Incinerator Buildout Ahead of Schedule
“The construction of our $180 million incinerator in Kimball, Nebraska is moving forward ahead of schedule,” said Gerstenberg. “We recently held a ‘topping off’ ceremony at the facility with a number of elected state and local officials who have supported the project. Based on our progress, we have accelerated our anticipated start date to just before year-end in 2024. In light of market demand, we are excited to complete this incinerator and launch commercial operations as soon as possible. We continue to have good discussions with customers and owners of captive incinerators and expect demand to grow in the years ahead due to reshoring, environmental regulations and other positive market trends. We expect the 70,000 tons of added capacity to be readily absorbed by the marketplace.”

Business Outlook and Financial Guidance
“Looking ahead, we expect that the challenges we faced in Q3 are behind us and our incinerators and re-refineries should both run strong through year end,” said Gerstenberg. “Demand across our key ES businesses and underlying market conditions remain favorable. We expect Industrial Services to close out a record year in the fourth quarter capitalizing on cost, productivity and cross-selling opportunities that have existed all year. Within our disposal network, a healthy backlog of incineration drums and some recent retail wins kicking off toward year end will support us burning higher value waste streams going forward. Our project pipeline shows no sign of slowing with more reshoring, government spending through multiple legislative acts, and PFAS regulations on the horizon. We continue to anticipate a record year in our ES segment with Adjusted EBITDA growth in the mid-teens percentage range.”

“Within SKSS, our re-refineries are now running at full production rates in the fourth quarter. Given where base oil and lubricant markets are today, we expect to post a large sequential increase in profitability in this segment in Q4 and should enter 2024 with positive momentum. On the front end of the spread, we continue to control costs on the collection side while ensuring we have enough supply to maximize output at our re-refineries,”
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Battles concluded. “Overall, we continue to see strong growth dynamics for the Company, particularly in our ES segment, and remain confident in our Vision 2027 strategy.”

In the fourth quarter, Clean Harbors expects Adjusted EBITDA to grow by approximately 15% year-over-year. In light of current market conditions and third-quarter results, for full-year 2023, Clean Harbors now expects:
•Adjusted EBITDA in the range of $1.005 billion to $1.025 billion or a midpoint of $1.015 billion. This range is based on anticipated GAAP net income in the range of $364 million to $384 million; and
•Adjusted free cash flow in the range of $300 million to $330 million, or a midpoint of $315 million, which includes approximately $85 million of spending related to the Kimball incinerator. This range is based on anticipated net cash from operating activities in the range of $700 million to $750 million.

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022 (in thousands, except percentages):

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income	$91,340	$135,799	$279,507	$329,270
Accretion of environmental liabilities	3,388	3,246	10,281	9,599
Stock-based compensation	4,291	7,828	14,809	20,375
Depreciation and amortization	92,970	88,394	267,425	260,560
Other (income) expense, net	(334)	(104)	833	(2,073)
Loss on early extinguishment of debt	—	—	2,362	—
Gain on sale of business	—	—	—	(8,864)
Interest expense, net of interest income	29,696	28,081	80,400	79,354
Provision for income taxes	33,666	45,311	102,044	109,663
Adjusted EBITDA	$255,017	$308,555	$757,661	$797,884
Adjusted EBITDA Margin	18.7%	22.6%	18.6%	20.5%
This press release includes a discussion of net income and earnings per share adjusted for the loss on early extinguishment of debt, gain on sale of business and the impacts of tax-related valuation allowances and other items as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com performance. The following table shows the difference between net income and adjusted net income, and the difference between earnings per share and adjusted earnings per share, for the three and nine months ended September 30, 2023 and 2022 (in thousands, except per share amounts):

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Adjusted net income
Net income	$91,340	$135,799	$279,507	$329,270
Loss on early extinguishment of debt	—	—	2,362	—
Gain on sale of business	—	—	—	(8,864)
Tax-related valuation allowances and other*	—	(3,399)	(653)	(9,494)
Adjusted net income	$91,340	$132,400	$281,216	$310,912

Adjusted earnings per share
Earnings per share	$1.68	$2.50	$5.14	$6.04
Loss on early extinguishment of debt	—	—	0.04	—
Gain on sale of business	—	—	—	(0.16)
Tax-related valuation allowances and other*	—	(0.07)	(0.01)	(0.18)
Adjusted earnings per share	$1.68	$2.43	$5.17	$5.70
* Other amounts include ($0.7) million or ($0.01) per share of tax impacts from the loss on early extinguishment of debt for the nine months ended September 30, 2023.

Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.
An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three and nine months ended September 30, 2023 and 2022 (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Adjusted free cash flow
Net cash from operating activities	$220,119	$225,572	$455,692	$357,542
Additions to property, plant and equipment	(107,608)	(96,505)	(311,906)	(244,547)
Proceeds from sale and disposal of fixed assets	2,185	2,095	5,129	5,118
Adjusted free cash flow	$114,696	$131,162	$148,915	$118,113
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2023
Projected GAAP net income	$364	to	$384
Adjustments:
Accretion of environmental liabilities	14	to	13
Stock-based compensation	19	to	22
Depreciation and amortization	360	to	350
Loss on early extinguishment of debt	2	to	2
Interest expense, net	111	to	109
Provision for income taxes	135	to	145
Projected Adjusted EBITDA	$1,005	to	$1,025
Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2023
Projected net cash from operating activities	$700	to	$750
Additions to property, plant and equipment	(410)	to	(430)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$300	to	$330
Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial,
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues	$1,365,696	$1,363,086	$4,070,983	$3,888,507
Cost of revenues: (exclusive of items shown separately below)	943,951	910,648	2,822,977	2,652,506
Selling, general and administrative expenses	171,019	151,711	505,154	458,492
Accretion of environmental liabilities	3,388	3,246	10,281	9,599
Depreciation and amortization	92,970	88,394	267,425	260,560
Income from operations	154,368	209,087	465,146	507,350
Other income (expense), net	334	104	(833)	2,073
Loss on early extinguishment of debt	—	—	(2,362)	—
Gain on sale of business	—	—	—	8,864
Interest expense, net	(29,696)	(28,081)	(80,400)	(79,354)
Income before provision for income taxes	125,006	181,110	381,551	438,933
Provision for income taxes	33,666	45,311	102,044	109,663
Net income	$91,340	$135,799	$279,507	$329,270
Earnings per share:
Basic	$1.69	$2.51	$5.17	$6.07
Diluted	$1.68	$2.50	$5.14	$6.04
Shares used to compute earnings per share - Basic	54,122	54,111	54,097	54,278
Shares used to compute earnings per share - Diluted	54,419	54,381	54,411	54,542

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$335,965	$492,603
Short-term marketable securities	84,007	62,033
Accounts receivable, net	1,010,335	964,603
Unbilled accounts receivable	130,888	107,010
Inventories and supplies	311,512	324,994
Prepaid expenses and other current assets	78,045	82,518
Total current assets	1,950,752	2,033,761
Property, plant and equipment, net	2,128,508	1,980,302
Other assets:
Operating lease right-of-use assets	188,695	166,181
Goodwill	1,286,473	1,246,878
Permits and other intangibles, net	613,540	620,782
Other	80,211	81,803
Total other assets	2,168,919	2,115,644
Total assets	$6,248,179	$6,129,707

Current liabilities:
Current portion of long-term debt	$10,000	$10,000
Accounts payable	414,963	446,629
Deferred revenue	102,468	94,094
Accrued expenses and other current liabilities	369,097	396,716
Current portion of closure, post-closure and remedial liabilities	21,759	23,123
Current portion of operating lease liabilities	57,100	49,532
Total current liabilities	975,387	1,020,094
Other liabilities:
Closure and post-closure liabilities, less current portion	108,466	105,596
Remedial liabilities, less current portion	101,370	106,372
Long-term debt, less current portion	2,292,952	2,414,828
Operating lease liabilities, less current portion	133,163	119,259
Deferred tax liabilities	347,628	350,389
Other long-term liabilities	103,419	90,847
Total other liabilities	3,086,998	3,187,291
Total stockholders’ equity, net	2,185,794	1,922,322
Total liabilities and stockholders’ equity	$6,248,179	$6,129,707
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Nine Months Ended
	September 30, 2023	September 30, 2022
Cash flows from operating activities:
Net income	$279,507	$329,270
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	267,425	260,560
Allowance for doubtful accounts	2,620	6,684
Amortization of deferred financing costs and debt discount	4,036	4,734
Accretion of environmental liabilities	10,281	9,599
Changes in environmental liability estimates	3,258	2,105
Deferred income taxes	(356)	2,226
Other expense (income), net	833	(2,073)
Stock-based compensation	14,809	20,375
Loss on early extinguishment of debt	2,362	—
Gain on sale of business	—	(8,864)
Environmental expenditures	(24,064)	(9,720)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(46,445)	(293,562)
Inventories and supplies	12,691	(44,324)
Other current and non-current assets	(18,190)	(12,600)
Accounts payable	(40,013)	52,979
Other current and long-term liabilities	(13,062)	40,153
Net cash from operating activities	455,692	357,542
Cash flows used in investing activities:
Additions to property, plant and equipment	(311,906)	(244,547)
Proceeds from sale and disposal of fixed assets	5,129	5,118
Acquisitions, net of cash acquired	(119,596)	(73,568)
Proceeds from sale of business, net of transaction costs	750	16,811
Additions to intangible assets including costs to obtain or renew permits	(1,507)	(1,094)
Purchases of available-for-sale securities	(104,329)	(36,418)
Proceeds from sale of available-for-sale securities	84,390	51,736
Net cash used in investing activities	(447,069)	(281,962)
Cash flows used in financing activities:
Change in uncashed checks	3,004	887
Tax payments related to withholdings on vested restricted stock	(10,886)	(6,214)
Repurchases of common stock	(18,000)	(44,182)
Deferred financing costs paid	(6,371)	(410)
Payments on finance leases	(11,594)	(9,538)
Principal payments on debt	(621,475)	(13,152)
Proceeds from issuance of debt	500,000	—
Borrowing from revolving credit facility	114,000	—
Payment on revolving credit facility	(114,000)	—
Net cash used in financing activities	(165,322)	(72,609)
Effect of exchange rate change on cash	61	(6,523)
Decrease in cash and cash equivalents	(156,638)	(3,552)
Cash and cash equivalents, beginning of period	492,603	452,575
Cash and cash equivalents, end of period	$335,965	$449,023

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$100,813	$86,407
Income taxes paid, net of refunds	107,328	53,183
Non-cash investing activities:
Property, plant and equipment accrued	29,127	23,726
Remedial liability assumed in acquisition of property, plant and equipment	—	8,092
ROU assets obtained in exchange for operating lease liabilities	61,741	39,899
ROU assets obtained in exchange for finance lease liabilities	26,317	11,263

Supplemental Segment Data (in thousands)

	For the Three Months Ended
Revenue	September 30, 2023			September 30, 2022
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,135,279	$11,084	$1,146,363	$1,080,032	$6,452	$1,086,484
Safety-Kleen Sustainability Solutions	230,305	(11,084)	219,221	282,771	(6,452)	276,319
Corporate Items	112	—	112	283	—	283
Total	$1,365,696	$—	$1,365,696	$1,363,086	$—	$1,363,086

	For the Nine Months Ended
Revenue	September 30, 2023			September 30, 2022
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$3,357,743	$31,397	$3,389,140	$3,105,336	$19,336	$3,124,672
Safety-Kleen Sustainability Solutions	712,905	(31,397)	681,508	782,737	(19,336)	763,401
Corporate Items	335	—	335	434	—	434
Total	$4,070,983	$—	$4,070,983	$3,888,507	$—	$3,888,507

	For the Three Months Ended		For the Nine Months Ended
Adjusted EBITDA	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Environmental Services	$288,982	$260,687	$822,949	$713,630
Safety-Kleen Sustainability Solutions	31,146	103,156	126,024	252,043
Corporate Items	(65,111)	(55,288)	(191,312)	(167,789)
Total	$255,017	$308,555	$757,661	$797,884

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com